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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                          _____________________________

                                    FORM 8-A

                For Registration of Certain Classes of Securities
               Pursuant to Section 12(b) or (g) of the Securities
                              Exchange Act of 1934
                          _____________________________



                                RDO EQUIPMENT CO.
          (Exact name of registrant issuer as specified in its charter)


              NORTH DAKOTA                              45-0306084
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)



                           2829 SOUTH UNIVERSITY DRIVE
                            FARGO, NORTH DAKOTA 58109
                    (Address of principal executive offices)


                                 (701) 237-6062
                         (Registrant's telephone number)

                          _____________________________


        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:

                 Class A Common Stock, par value $.01 per share

                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The information called for by this Item 1 is incorporated herein by reference to the section entitled "Description of Securities--Common Stock" in the Prospectus portion of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-13267). Such Prospectus, which will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into this Registration Statement.


ITEM 2.  EXHIBITS.

    List below all exhibits filed as part of the registration statement:

    Exhibit 1.1- Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on October 2, 1996 (incorporated by reference to such Registration Statement (Reg. No. 333-13267)).

    Exhibit 4.1 -  Registrant's Articles of Incorporation (to be effective upon reincorporation in Delaware) (incorporated by reference to
                   Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-13267)).

    Exhibit 4.2 -  Registrant's Bylaws (to be effective upon reincorporation in
                   Delaware) (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-13267)).

    Exhibit 5.1 -  Specimen form of the Registrant's Class A Common Stock certificate (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-13267)).

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                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       RDO EQUIPMENT CO.


Dated:  October 15, 1996               By   /s/ Allan F. Knoll
                                          ----------------------------------
                                          Allan F. Knoll
                                          Chief Financial Officer

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                _________________


                                  EXHIBIT INDEX
                                       to
                                    FORM 8-A

                                _________________


                                RDO EQUIPMENT CO.


                                _________________


                                                            Page Number in
                                                              Sequential
                                                           Numbering of all
                                                           Pages, Including
Exhibit                                                         Exhibits
-------                                                    ----------------

  1.1    Registrant's Registration Statement on Form S-1 . . . . .  *

  4.1    Articles of Incorporation . . . . . . . . . . . . . . . .  *

  4.2    Bylaws . . . . . . . . . . . . . . . . . . . . . . . . .   *

  5.1    Specimen Form of Class A
         Common Stock Certificate . . . . . . . . . . . . . . . .   *

_______________________

* Incorporated by reference on page 2 in the sequential numbering of all pages of this Form 8-A.

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